                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001 relating to the financial statements and financial statement schedules of American Physicians Capital, Inc., which appears in American Physicians Capital, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Grand Rapids, Michigan
December 21, 2001